Exhibit 10.16

FIRST AMENDMENT TO

THE AGREEMENT OF PURCHASE AND SALE

(Waller – 103 acres)

THIS FIRST AMENDMENT TO THE AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is entered into effective as of the 6/2/2023, (the “Effective Date”), by and between NESH FARMS HOOVER LANE, LLC, a Texas limited liability company, as Seller (“Seller”) and MAPLE X, INC., a Texas corporation, as Purchaser (“Purchaser”).

RECITALS

A.	Seller and Buyer are parties to that certain Agreement for Purchase and dated effective January 11, 2023, for the purchase and sale of approximately 103 acres in Waller County, Texas (the “Agreement”); and

B.	Buyer and Seller desire to modify the Agreement, and the parties have agreed to execute this Amendment to reflect such modification to the Agreement.

AGREEMENT

NOW, FOR AND IN CONSIDERATION of the covenants, agreements and premises herein set forth, Two Thousand Five Hundred and No/100 Dollars ($2,500.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1. Capitalized Terms. All capitalized terms that are not otherwise defined herein shall be defined as set forth in the Agreement.

2. Inspection Period. The definition of Inspection Period in Section 1.5 of the Agreement is deleted in its entirety and replaced with the following:

1.5       Inspection Period. The Inspection Period shall expire on July 31, 2023.

3. Effect of Amendment. Except as modified in this Amendment, there are no changes to the Agreement, and the Agreement as herein modified remains in full force and effect as of the date hereof and is hereby ratified by the parties in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party for any default under the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

4. Multiple Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

SIGNATURES ARE ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SELLER:	PURCHASER:

NESH FARMS HOOVER LANE, LLC	MAPLE X, INC.
a Texas limited liability company	a Texas corporation

By:	/s/ Ravi Chowdary Yerneni	By:	/s/ Itiel Kaplan
	Ravi Chowdary Yerneni, Managing Member		Itiel Kaplan, President